Exhibit 99.1 Press Contact: Will Thoretz +1 203 517 3119 will.thoretz@isg-one.com Investor Contact: Michael Sherrick +203 517 3104 michael.sherrick@isg-one.com

Information Services Group Announces

Fourth-Quarter and Full-Year 2024 Results

●	Reports fourth-quarter GAAP revenues of $58 million, at top end of guidance
●	Reports fourth-quarter GAAP net income of $3.0 million, GAAP EPS of $0.06 and adjusted EPS of $0.06; GAAP results reflect a fourth-quarter net gain of $2.3 million from the previously disclosed sale of the firm’s automation unit on October 1
●	Reports fourth-quarter adjusted EBITDA of $6.5 million, up 11% versus prior year
●	Generates $6.6 million of cash from operations in fourth quarter
●	Delivers full-year GAAP revenues of $248 million; GAAP operating income of $5.8 million; GAAP net income of $2.8 million and GAAP EPS of $0.06; adjusted EBITDA of $25.1 million, adjusted net income of $10.0 million and adjusted EPS of $0.20; GAAP results reflect a full-year net gain of $1.7 million from the previously disclosed sale of the firm’s automation unit on October 1
●	Declares first-quarter dividend of $0.045 per share, payable March 28, 2025, to shareholders of record as of March 21, 2025
●	Launches AI-centered positioning to reflect expanding role helping enterprises adopt AI at scale
●	Sets first-quarter guidance: revenues between $58 million and $59 million and adjusted EBITDA between $6.5 million and $7.5 million

STAMFORD, Conn., March 6, 2025 ― Information Services Group (ISG) (Nasdaq: III), a global AI-centered technology research and advisory firm, today announced financial results for the fourth quarter and full year ended December 31, 2024.

Commenting on the results, Chairman and CEO Michael P. Connors said: “We delivered a strong fourth quarter, beginning with the sale of our automation unit, which significantly strengthened our balance sheet. Our profitability improved, with adjusted EBITDA up 11 percent and our adjusted EBITDA margin up more than 200 basis points. We generated strong cash flow and have reduced our debt by 25 percent from a year ago. And we saw a return to growth in the Americas, our largest region, with revenues up 6 percent, excluding the results of our divested automation unit. Among our recurring revenue streams, we saw particular strength in our GovernX® business, with recurring revenues accounting for 45 percent of our firmwide revenues in the quarter.”

Commenting on the macro environment, Connors said: “Overall, we see a gradually improving demand environment in 2025, as clients accelerate their overall technology spending to facilitate broadscale adoption of AI, especially in areas including cloud computing, data analytics and data governance. ISG is ideally positioned to meet these needs with our robust AI advisory capabilities and sourcing ecosystem expertise. AI is at the center of everything we do to deliver operational excellence and faster growth to our clients.”

AI-Centered Repositioning

Last month, ISG announced a strategic repositioning of the firm to reflect the expanding role it plays in helping enterprises adopt AI at scale to drive greater levels of innovation and efficiency. ISG’s new descriptive phrase—“a global AI-centered technology research and advisory firm”—underscores the importance of AI in all areas of the firm’s business.

ISG has served more than 100 clients with AI-focused research and advisory services in the last 12 months and expects its AI-related activities to become an increasingly important component of its business over the next two years as enterprises move beyond the planning and experimentation phases and begin to adopt AI more broadly across their organizations.

At the same time, ISG is leveraging AI to improve the speed and efficiency of its proprietary client platforms, most notably ISG Tango™, the firm’s groundbreaking sourcing platform launched last year. More than $7 billion of sourcing contract value now flows through ISG Tango™.

Fourth-Quarter 2024 Results

Reported revenues for the fourth quarter were $57.8 million, down 13 percent from $66.2 million in the prior year. Excluding fourth-quarter 2023 results from ISG’s automation unit, which the firm divested at the beginning of the fourth quarter of 2024, revenues were down 2.2 percent. Currency translation positively impacted reported revenues by $0.3 million versus the prior year.

Revenues were $37.9 million in the Americas, up 6 percent, excluding fourth-quarter 2023 automation results, and down 6 percent on a reported basis. Revenues in Europe were $14.9 million, down 15 percent, excluding automation results, and down 26 percent on a reported basis, and Asia Pacific revenues were $5.0 million, down 16 percent on a reported basis, all versus the prior year.

ISG reported fourth-quarter operating income of $0.2 million, compared with an operating loss of $3.5 million in the prior year. Reported fourth-quarter net income was $3.0 million, compared with a net loss of $2.9 million in the prior year. Fully diluted income per share was $0.06, compared with a $0.06 fully diluted loss per share in the prior year.

During the fourth quarter of 2024, ISG recorded a $2.3 million net gain on the sale of its automation unit. Excluding this gain, net income and GAAP EPS would have been $0.7 million and $0.01 per share, respectively. During the fourth quarter of 2023, ISG recorded a $4.8 million reserve for amounts owed by a client. Excluding this reserve, net income and GAAP EPS for the fourth quarter of 2023 would have been $0.8 million and $0.02, respectively.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the fourth quarter of 2024 was $3.0 million, or $0.06 per share on a fully diluted basis, compared with adjusted net income of $3.1 million, or $0.06 per share on a fully diluted basis, in the prior year’s fourth quarter.

Fourth-quarter adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $6.5 million, up 11 percent from the prior-year fourth quarter. Adjusted EBITDA margin (a non-GAAP measure calculated by dividing adjusted EBITDA by reported revenues) was 11.3 percent, compared with 8.9 percent in the prior year.

Full-Year 2024 Results

Reported revenues for the full year were $247.6 million, down 15 percent versus the prior year. Excluding fourth-quarter 2023 results from ISG’s automation unit, revenues were down 13 percent for the full year of 2024.

Revenues were $158.9 million in the Americas, down 6 percent, excluding automation results in the prior-year fourth quarter, and down 8 percent on a reported basis; in Europe, revenues were $67.7 million, down 20 percent, excluding automation, and down 25 percent on a reported basis, and in Asia Pacific, revenues were $21.0 million, down 25 percent, all versus the prior year.

ISG reported full-year operating income of $5.8 million, compared with $14.6 million in the prior year. The firm also reported net income and fully diluted earnings per share of $2.8 million and $0.06, respectively, versus net income of $6.2 million and earnings per share of $0.12 in the prior year. For the full year, ISG recorded a $1.7 million net gain on the sale of its automation unit. Excluding the gain on the sale of automation, 2024 net income and GAAP EPS would have been $1.2 million and $0.02 per share, respectively. For 2023, excluding the previously mentioned reserve, net income and GAAP EPS would have been $9.8 million and $0.20 per share, respectively.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the full year was $10.0 million, or $0.20 per share on a fully diluted basis, compared with adjusted net income of $20.1 million, or $0.40 per share on a fully diluted basis, in the prior year.

Full-year adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $25.1 million, down 33 percent from the prior year. Adjusted EBITDA margin (a non-GAAP measure calculated by dividing adjusted EBITDA by reported revenues) was 10.2 percent, compared with 12.9 percent in the prior year.

Other Financial and Operating Highlights

ISG generated $6.6 million of cash from operations in the fourth quarter and $19.9 million for the full year. The firm’s cash balance totaled $23.1 million at December 31, 2024, up 138 percent from $9.7 million at September 30, 2024.

During the fourth quarter, ISG reduced debt by $7.0 million, paid dividends of $4.5 million and repurchased $2.3 million of shares. As of December 31, 2024, ISG had $59.2 million in debt outstanding, down 25 percent or $20.0 million from the fourth quarter of the prior year.

2025 First-Quarter Revenue and Adjusted EBITDA Guidance

“We expect an acceleration in client demand and profitability throughout the course of this year, beginning in the Americas, in anticipation of an improving macro environment and increasing AI adoption resulting in higher-margin services. For the first quarter, ISG is targeting revenues of between $58 million and $59 million and adjusted EBITDA of between $6.5 million and $7.5 million, an increase of at least 45 percent from the prior-year first quarter. We will continue to monitor the macroeconomic environment, including the impact of FX, inflation and other factors, and adjust our business plans accordingly,” Connors said.

Quarterly Dividend

The ISG Board of Directors declared a first-quarter dividend of $0.045 per share, payable on March 28, 2025, to shareholders of record as of March 21, 2025.

Conference Call

ISG has scheduled a call for 9 a.m., U.S. Eastern Time, March 7, 2025, to discuss the company’s fourth-quarter results. The call can be accessed by dialing +1 (800) 715-9871; or, for international callers, by dialing +1 (646) 307-1963. The access code is 4083759. A recording of the conference call will be accessible on ISG’s investor relations page for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “target,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) outbreaks of diseases, including coronavirus, or similar public health threats or fear of such an event; (14) engagements may be terminated, delayed or reduced in scope by clients; (15) the effect of the divestiture of the automation unit on ISG’s relationships with its customers and suppliers and on its retained business generally; and (16) the success of ISG’s focus on AI advisory and AI-powered platforms. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and twelve months ended December 31, 2024, and December 31, 2023. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future. ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income, plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, interest accretion associated with contingent consideration, change in contingent consideration, gain on the sale of business, tax indemnity receivable, accounts receivables reserves, acquisition- and disposition-related cost, and severance, integration and other expense), adjusted net income (defined as net income, plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, interest accretion associated with contingent consideration, change in contingent consideration, gain on the sale of business, acquisition- and disposition-related cost, accounts receivables reserves, write-off of deferred financing costs and severance, integration and other expense, on a tax-adjusted basis), adjusted net income per diluted share, adjusted EBITDA margin, and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP, nor should such amounts be considered in isolation.

Management believes this information facilitates comparison of underlying results over time. Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Nasdaq: III) is a global AI-centered technology research and advisory firm. A trusted partner to more than 900 clients, including 75 of the world’s top 100 enterprises, ISG is a long-time leader in technology and business services that is now at the forefront of leveraging AI to help organizations achieve operational excellence and faster growth. The firm, founded in 2006, is known for its proprietary market data, in-depth knowledge of provider ecosystems, and the expertise of its 1,600 professionals worldwide working together to help clients maximize the value of their technology investments.

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Information Services Group, Inc.

Condensed Statement of Income and Comprehensive Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Revenues	$57,777	$66,186	$247,585	$291,054
Operating expenses
Direct costs and expenses for advisors	33,821	40,865	150,306	178,913
Selling, general and administrative	22,613	27,276	85,634	91,271
Depreciation and amortization	1,164	1,567	5,888	6,258
Operating income (loss)	179	(3,522)	5,757	14,612
Interest income	81	212	782	497
Interest expense	(1,165)	(1,513)	(5,837)	(6,190)
Gain on the sale of business	4,536	—	4,532	—
Foreign currency transaction gain (loss)	17	(118)	(7)	(158)
(Loss) income before taxes	3,648	(4,941)	5,227	8,761
Income tax (benefit) provision	606	(2,072)	2,388	2,607
Net (loss) income	$3,042	$(2,869)	$2,839	$6,154

Weighted average shares outstanding:
Basic	48,909	48,810	48,785	48,609
Diluted	50,638	49,838	50,049	50,175

(Loss) Earnings per share:
Basic	$0.06	$(0.06)	$0.06	$0.13
Diluted	$0.06	$(0.06)	$0.06	$0.12

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Net income (loss)	$3,042	$(2,869)	$2,839	$6,154
Plus:
Interest expense (net of interest income)	1,084	1,301	5,055	5,693
Income taxes	606	(2,072)	2,388	2,607
Depreciation and amortization	1,164	1,567	5,888	6,258
Interest accretion associated with contingent consideration	12	26	77	104
Change in contingent consideration	—	—	(2,390)	—
Acquisition and disposition-related costs (1)	2,201	102	2,880	201
Severance, integration and other expense	625	497	4,887	2,513
Gain on sale of business	(4,536)	—	(4,532)	—
Account receivables reserves	—	4,822	—	4,822
Tax indemnity receivable	—	35	—	35
Foreign currency transaction (gain) loss	(17)	118	7	158
Non-cash stock compensation	2,356	2,380	8,046	9,132
Adjusted EBITDA	$6,537	$5,907	$25,145	$37,677

Net income (loss)	$3,042	$(2,869)	$2,839	$6,154
Plus:
Non-cash stock compensation	2,356	2,380	8,046	9,132
Intangible amortization	376	812	2,606	3,164
Interest accretion associated with contingent consideration	12	26	77	104
Change in contingent consideration	—	—	(2,390)	—
Acquisition and disposition-related costs (1)	2,201	102	2,880	201
Gain on sale of business	(4,536)	—	(4,532)	—
Account receivables reserves	—	4,822	—	4,822
Severance, integration and other expense	625	497	4,887	2,513
Write-off of deferred financing costs	—	—	—	379
Foreign currency transaction (gain) loss	(17)	118	7	158
Tax effect (2)	(1,073)	(2,802)	(4,452)	(6,551)
Adjusted net income	$2,986	$3,086	$9,968	$20,076

Weighted average shares outstanding:
Basic	48,909	48,810	48,785	48,609
Diluted	50,638	49,838	50,049	50,175

Adjusted earnings per share:
Basic	$0.06	$0.06	$0.20	$0.41
Diluted	$0.06	$0.06	$0.20	$0.40

(1)	Consists of expenses from acquisition-related costs and non-cash fair value adjustments on pre-acquisition contract liabilities.
(2)	Marginal tax rate of 32% reflecting U.S. federal income tax rate of 21% plus 11% attributable to U.S states and foreign jurisdictions.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

		Constant	Three Months Ended		Constant	Three Months Ended
	Three Months Ended	currency	December 31, 2024	Three Months Ended	currency	December 31, 2023
	December 31, 2024	impact	Adjusted	December 31, 2023	impact	Adjusted
Revenue	$57,777	$235	$58,012	$66,186	$514	$66,700
Operating income	$179	$(14)	$165	$(3,522)	$107	$(3,415)
Adjusted EBITDA	$6,537	$(4)	$6,533	$5,907	$126	$6,033

	Twelve Months Ended	Constant	Twelve Months Ended	Twelve Months Ended	Constant	Twelve Months Ended
	Ended	currency	December 31, 2024	Ended	currency	December 31, 2023
	December 31, 2024	impact	Adjusted	December 31, 2023	impact	Adjusted
Revenue	$247,585	$59	$247,644	$291,054	$751	$291,805
Operating income	$5,757	$(305)	$5,452	$14,612	$(11)	$14,601
Adjusted EBITDA	$25,145	$(293)	$24,852	$37,677	$21	$37,698